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                                 Exhibit 10.18

                                ESCROW AGREEMENT


     This Escrow Agreement, dated June 5, 1996, among Texberry Acquisition Inc., a Missouri corporation ("Buyer"), RXI Holdings, Inc., a Delaware corporation ("RXI"), RXI Plastics, Inc., a Delaware corporation ("Seller"), and Mercantile Bank of St. Louis, N.A. ("Bank").

                              W I T N E S S E T H:

     WHEREAS, by Stock Purchase Agreement dated as of May 15, 1996 (the "Agreement of Sale"), Seller agreed to sell to Buyer all the issued and outstanding shares of capital stock of Texberry Container Corporation, a Texas corporation (the "Company"), subject to the terms, provisions and conditions set forth in the Agreement of Sale;

     WHEREAS, the Agreement of Sale provides that at the Closing of the transactions contemplated thereby, Buyer will pay in immediately available funds to Bank as escrow agent $3,750,000 (subject to the Initial Adjustment before deposit as provided in the Agreement of Sale), representing a portion of the Purchase Price, to be held by Bank subject to the terms and conditions of this Escrow Agreement;

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the parties hereto agree as follows:

     1. DEFINITIONS. Except as hereinafter defined, capitalized terms used in this Escrow Agreement will have the meanings set forth in Appendix A hereto.

     2. APPOINTMENT OF ESCROW AGENT. Buyer, RXI, and Seller hereby appoint Bank as escrow agent for the purposes set forth herein and Bank hereby accepts such appointment on the terms herein provided. Bank hereby acknowledges receipt from Buyer, RXI, and Seller of a counterpart of the Agreement of Sale duly executed by such parties.

     3. DEPOSIT OF ESCROW FUNDS. For the purposes herein set forth, Purchaser on this date has deposited with Bank the sum of $2,628,369. The sum so deposited, as adjusted from time to time in accordance with the Agreement of Sale, is herein referred to as the "Escrow Deposit". The Escrow Deposit will be held, invested, reinvested and disbursed by Bank in accordance with the terms hereof, and all earnings (including interest) thereon to any specified date shall be considered a part of the Escrow Deposit as of such date.

     4. APPLICATION OF ESCROW DEPOSIT. The Escrow Deposit will be retained by Bank and shall be distributed at any time, or from time to time, during the term hereof as follows:

          (a) If LFH delivers to the Bank its written determination that a post-closing adjustment to the Purchase Price is required under Section 2.5(c) of the Agreement of Sale and as a result Buyer becomes entitled to a payment from the Escrow Deposit, the Bank shall pay such amount to the Buyer or its designee, together with all gross earnings (including interest) thereon (less the proportionate part of any amounts due the Bank) from the Closing Date to the date of the payment. If LFH delivers to the Bank its written determination that a post-closing adjustment is required under Section 2.5(c) of the Agreement of Sale and as a result Buyer becomes obligated to increase the Escrow deposit, the Buyer shall pay the amount of the increase to the Bank together with interest on

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such amount from the Closing Date to the date of payment computed at the same rate as the gross earnings (including interest) actually earned on the Escrow Deposit during such period. The Bank will assist Buyer and Seller in establishing the applicable rate of gross earnings during such period.

          (b) If the aggregate Returns under Section 2.5(d) of the Agreement of Sale exceed $25,000 and the Bank receives the LFH special report specified in Section 2.5(d) of the Agreement of Sale and LFH's calculation of such excess, the Bank shall pay the amount of the excess to the Buyer or its designee together with all gross earnings (including interest) accrued thereon (less the proportionate part of any amounts due the Bank) from the Closing Date to the date of such payment.

          (c) If, in accordance with Section 2.5(e) of the Agreement of Sale, there remain any uncollected Accounts Receivable 180 days after the Closing Date and Buyer elects to assign any such uncollected Account Receivable to Seller, the Buyer shall provide the Seller and the Bank a certificate listing each such unpaid Account Receivable with respect to which such payment has not been made and the total thereof and deliver to the Bank an assignment without recourse in the form of Exhibit A-1 to this Agreement, together with a UCC release by Buyer's lenders of any security interest in such unpaid Accounts Receivable and a UCC-1 financing statement in the form of Exhibit A-2 to this Agreement. Not more than five business days after the date Bank receives such certificate, the Bank shall pay to the Buyer or its designee the amount of such total together with all gross earnings (including interest) thereon (less the proportionate part of any amounts due the Bank) from the Closing Date to the date of the payment and deliver the original assignment and release of security interest to the Seller.
     If, after date the Buyer receives such payment, the Buyer or the Company collects any amount of the uncollected Accounts Receivable, the Buyer shall provide the Seller and the Bank with notice of the amount collected and shall pay such amount to the Bank for inclusion in the Escrow Deposit together with interest thereon computed at the same rate of gross earnings (including interest) realized on the Escrow Deposit from the date the amount of the subsequently collected Account Receivable was paid to Buyer by Bank to the date the Buyer deposits the collected amount with the Bank.

          (d) If the Buyer or the Company pays or is required to pay any account payable or expense of the Company in accordance with Section 2.5(f)(ii) of the Agreement of Sale or if RXI and Seller fail to perform their indemnification obligations under Section 2.5(f)(i) of the Agreement of Sale despite written notice to Seller and RXI demanding such performance, the Buyer shall give notice to the Seller and the Bank certifying the amount of such account payable, expense, or unperformed indemnification obligation, and, unless the Bank receives written notice from Seller objecting thereto within ten (10) days after Bank's receipt of the notice and certification from the Buyer, the Bank shall pay such amount to the Buyer together with the gross earnings (including interest) thereon (less the proportionate part of any amounts due the Bank) from the Closing Date to the date of such payment. If the Bank receives such a written objection from the Seller, the Bank shall promptly transmit a copy of such objection notice to the other parties hereto and shall make no disbursement with respect to any amount being contested as a result of such disagreement until either (i) Buyer and Seller jointly notify the Bank of the amount to be paid, or (ii) the Bank receives a written statement of findings issued by the arbitrator(s) following arbitration proceedings conducted as provided in Section 10.10 of the Agreement of Sale. As soon as possible after the

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commencement of any such arbitration proceedings, Buyer and Seller will give the
Bank notice of the identity of the arbitrator or arbitrators.

          (e) Not more than ten (10) days after the Bank receives a certificate form LFH certifying the amount of the gross profit of the Business during the Measuring Period, the Gross Margin Shortfall, and the amount of the Shortfall Payment, the Bank will pay to the Buyer the LESSER of (i) the Shortfall Payment together with the gross earnings (including interest) thereon (less the proportionate part of any amounts due the Bank) from the Closing Date to the date of such payment to the Buyer) or (ii) the Escrow Deposit. Immediately thereafter in the case of a payment under clause (i) of the immediately preceding sentence, the Bank shall pay to the Seller, or to such other entity that the Seller may designate in writing, all amounts remaining in the Escrow Deposit.

          (f) The Buyer, RXI, and Seller acknowledge that the earnings (including interest) on any amount paid by Bank to Buyer and Seller under this Agreement may not be paid until the Bank receives payment of such earnings from any money market fund or other investment entity in which the principal amount of the Escrow Deposit is invested.

          (g) If pursuant to the terms of that certain letter agreement dated the date hereof among Buyer, RXI, and Seller (a copy of which Buyer and RXI have provided to Bank), RXI gives notice of a payment due thereunder to Buyer, Bank shall pay to Buyer the amount specified by RXI.

     5. INVESTMENT OF ESCROW DEPOSIT. As soon as possible after the receipt of the Escrow Deposit, Bank will invest the Escrow Deposit as set forth on Exhibit B hereto (hereinafter called "Securities"), or as otherwise jointly directed by Leon Farahnik ("Farahnik") on behalf of Seller and Richard S. Glassman ("Glassman") on behalf of the Buyer (the "Other Securities"). In investing and reinvesting the Escrow Deposit other than pursuant to such directions, Bank will seek to obtain the best yields consistent with safety of principal and ready marketability. To the extent not otherwise directed by Farahnik and Glassman, Bank will have the authority to sell investments that it has made from time to time as it will deem appropriate provided that there results in no loss of principal or accrued interest or other earnings. All income earned on the Escrow Deposit will be paid in the manner provided in
Section 4 of this Agreement. Bank will not be liable or responsible for any loss resulting from any investment or reinvestment made at the direction of Farahnik and Glassman pursuant to this Section 5.

     6. LIABILITY OF BANK. The duties of Bank hereunder will be limited to the observance of the express provisions of this Escrow Agreement. Bank will not be subject to, or be obliged to recognize, any other agreement between the parties hereto, including, without limitation, the Agreement of Sale, or directions or instructions not specifically set forth as provided for herein. Bank will not make any payment or disbursement from or out of the Escrow Deposit that is not expressly authorized by this Escrow Agreement. Bank may rely upon and act upon any instrument received by it pursuant to the provisions of this Escrow Agreement which it reasonably believes to be genuine and in conformity with the requirements of this Escrow Agreement, including, without limitation, written statements or findings of arbitrators as set forth above. Bank undertakes to use the same degree of care and skill in performing its services hereunder as an ordinary prudent escrow agent would do or use under the circumstances in the conduct of such person's own affairs. Bank will not be liable for any action taken or not taken by it under the terms hereof in the absence of breach of its obligations hereunder or gross negligence or willful misconduct on its part. The Bank shall have no obligation to take any action to cause the Buyer or Seller to make any contribution to the Escrow Deposit required hereunder.

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     7.   INDEMNIFICATION OF BANK.  Buyer hereby agrees to indemnify and hold
Bank harmless from and against any and all loss, cost, damage or expense (including reasonable attorneys' fees) Bank may sustain by reason of its services as escrow agent hereunder, which loss, cost, damage or expense is the result of actions or omissions of Buyer, except any such loss, cost, damage or expense (including reasonable attorneys' fees) incurred by reason of such acts or omissions for which Bank is liable or responsible under the last sentence of
Section 6 hereof. Seller hereby agrees to indemnify and hold Bank harmless from and against any and all loss, cost, damage or expense (including reasonable attorneys' fees) Bank may sustain by reason of its services as escrow agent hereunder, which loss, cost, damage or expense is the result of actions or omissions of Seller, except any such loss, cost, damage or expense (including reasonable attorneys' fees) incurred by reason of such acts or omissions for which Bank is liable or responsible under the last sentence of Section 6 hereof. Buyer and Seller shall jointly and severally indemnify and hold Bank harmless from and against any and all loss, cost, damage or expense (including reasonable attorneys' fees) Bank may sustain by reason of its services as escrow agent hereunder, which loss, cost, damage or expense is the not the result of actions or omissions of Seller or Buyer, except any such loss, cost, damage or expense (including reasonable attorneys' fees) incurred by reason of such acts or omissions for which Bank is liable or responsible under the last sentence of
Section 6 hereof. If either Buyer or Seller should threaten or commence litigation to cause the Bank to take any action hereunder or with respect to the distribution of the Escrow Deposit, the Bank may initiate an interpleader action in any court having proper jurisdiction of such action.

     8. FEES OF BANK. Buyer and Seller will each pay one-half of all fees of Bank for service as escrow agent hereunder, which fees are set forth on Exhibit C attached hereto.

     9. DESIGNATIONS. Each of Buyer and Seller may, by notice to Bank, designate one or more persons who will execute notices and from whom Bank may take instructions hereunder or to whom Bank may give notices. Such designations may be changed from time to time upon notice from Buyer or Seller. Until further notice, Farahnik and Glassman are each designated as the respective designees of Buyer and Seller to give or receive notices and/or instructions to or from Bank. Bank will be entitled to rely conclusively on any action taken by a person designated by each of Buyer and Seller.

     10. RESIGNATION OF BANK. Bank may resign as escrow agent by giving each of the parties hereto not less than 30 days' prior written notice of the effective date of such resignation. If on or prior to the effective date of such resignation, Bank has not received joint written instructions from the parties hereto, it will thereupon deposit the Escrow Deposit into the registry of a court of competent jurisdiction. The parties hereto intend that a substitute escrow agent will be appointed to fulfill the duties of Bank hereunder for the remaining term of this Escrow Agreement in the event of Bank's resignation, and if Buyer and Seller cannot agree on a substitute escrow agent, they will use their best efforts to derive a procedure to appoint a substitute escrow agent.

     11. NOTICES. All notices, requests, instructions and demands which may be given by any party hereto to any other party in the course of the transactions herein contemplated will be in writing and will be deemed given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier, provided that a copy is mailed by certified mail, return receipt requested, (c) three (3) Business Days after deposit in the U.S. Mails, if mailed first class, by certified mail, return receipt requested or (d) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth as follows:

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          (a)  If to Buyer:

               Texberry Acquisition, Inc.
               460 North Lindbergh
               St. Louis, Missouri 63141
               Attention:  Richard S. Glassman
               Telephone:  314-569-3633
               Fax:  314-579-5087

               with a copy to:

               Husch & Eppenberger
               100 North Broadway, Suite 1300
               St. Louis, Missouri 63102
               Attention:  Maury B. Poscover, Esq.
               Telephone:  314-421-4800
               Fax:  314-421-0239


          (b)  If to Sellers:

               RXI Holdings, Inc.
               11111 Santa Monica Boulevard, Suite 270
               Los Angeles, California 90025
               Attention:  Leon Farahnik
               Telephone:  310-473-7005
               Fax:  310-473-9592

               with a copy to:

               Sidley & Austin
               555 West Fifth Street
               Los Angeles, California
               Attention:  Moshe J. Kupietzky, Esq.
               Telephone:  213-896-6000
               Fax:  213-896-6600

          (c)  If to Bank:

               Mercantile Bank of St. Louis, N.A.
               Corporate Trust Department, Tram 17-3
               One Mercantile Center
               Seventh and Washington
               St. Louis, Missouri 63101
               Attention: Robert Hertzenberg
               Telephone: 314-425-2656
               Fax: 314-425-3872

     12. BINDING EFFECT. This Escrow Agreement will be binding upon and inure to the benefit of the parties hereto and their representatives, successors and assigns. This Escrow Agreement may not be assigned by any party hereto without the consent of the other parties hereto, provided that the Buyer and Seller may make collateral assignments of their respective interests in this Escrow Agreement and all amounts payable to them hereunder to their respective lenders.

     13. AMENDMENT AND TERMINATION. This Escrow Agreement may be amended or canceled by and upon written notice to Bank at any time given jointly by Buyer and Seller, but the duties and responsibilities of Bank may not be increased without its consent.

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     14.  APPLICABLE LAW.  This Escrow Agreement will be governed by and construed in accordance with the laws of the State of New York.

     15. COUNTERPARTS. This Escrow Agreement may be executed in multiple counterparts, including facsimile transmitted counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument.

     16. CAPTIONS AND PARAGRAPH HEADINGS. Captions and paragraph headings used herein are for convenience only and are not part of this Escrow Agreement and will not be used in construing it.

     17. RECEIPT OF ESCROW DEPOSIT. The execution of this Escrow Agreement by Bank will evidence its acceptance and agreement to the terms hereof, and its receipt of the Escrow Amount.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Escrow Agreement to be executed by their respective officers hereunto duly authorized, as of the day and year first above written.


TEXBERRY ACQUISITION, INC.


By:_________________________
Title:______________________


RXI HOLDINGS, INC.

By:_________________________
Title:______________________




RXI PLASTICS, INC.

By:_________________________
Title:______________________


MERCANTILE BANK OF ST. LOUIS, N.A.

___________________________

By:________________________
Title:_____________________

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                                   APPENDIX A

                                   Definitions

     "Accounts Receivable" -- the customer and other accounts receivable arising from the conduct of the Business to and including the Effective Time and all promissory notes, letters of credit, guarantees, or other similar assurances of payment in favor of the Company that arise from or in connection with such customer or other accounts receivable.

     "Business" -- the Company's business of distributing bottleware, containers, caps, closures, and other similar products.

     "Closing Date" -- the date of this Escrow Agreement.

     "Effective Time" -- 12:01 a.m. central daylight savings time, June 1, 1996.

     "Initial Adjustment" -- the adjustments to the Purchase Price set forth in
Section 2.5(a)(i) through (vii) of the Agreement of Sale.

     "LHF" -- Lopata, Flegel, Hoffman & Co.

     "Purchase Price" -- $15,000,000 (subject to the adjustments set forth in the Agreement of Sale) to be paid by the Buyer for all of the issued and outstanding shares of capital stock of the Company and having the components set out in Section 2.2(a) of the Agreement of Sale.

     "Returns" -- inventories of the Business at the Effective Time (other than inventories assigned to the Seller pursuant to Section 2.5(b) of the Agreement of Sale) that remain unsold after the Closing Date because they are damaged, obsolete, or otherwise unsalable for at least Buyer's cost.

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                                   EXHIBIT A-1

                               Form of Assignment

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                                   EXHIBIT A-2

                                  Form of UCC-1

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                                    EXHIBIT B

                             Investment Instructions


     Until such time as the Bank is otherwise instructed pursuant to paragraph 5 of the Escrow Agreement, the Bank is instructed to invest the Escrow Deposit in United States Treasury bills, notes, or bonds having remaining maturities between 85 and 95 days at the date of investment and having the highest available yield.

     The Bank is further instructed to provide each person or entity identified in paragraph 11 of the Escrow Agreement with (i) written confirmation of each purchase pursuant to the immediately prior paragraph, and (ii) quarterly reports within thirty days after the end of each calendar quarter setting forth the investments of the Escrow Deposit as of the last day of such quarter and the yield thereon, investment income, and the Bank's fees under the Escrow Agreement for such quarter.



                                        ______________________________
                                        Leon Farahnik, on behalf of Seller



                                        ______________________________
                                        Richard S. Glassman, on behalf of Buyer


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                                    EXHIBIT C

                                Escrow Agent Fees